November 29, 1996



The Vintage Funds
P.O. Box 6110
Indianapolis, Indiana  46206-6110

Gentlemen:

     This letter is in response to your request for our opinion in connection with the Form 24F-2 under the Investment Company Act of 1940, as amended (the "1940 Act"), for The Vintage Funds, an Indiana business trust (the "Trust"), for the fiscal year ended September 30, 1996 (the "Form"). For purposes of this letter, the "Shares" shall mean those shares of beneficial interest of the Trust, without par value, the registration of which the Form makes definite in number.

     We have examined a copy of (a) the Trust's Declaration of Trust made as of January 30, 1995 and filed with the Secretary of State of the State of Indiana ("Secretary of State") on February 1, 1995, (b) the Trust's By-Laws and Amendments No. 1 and 2 thereto, (c) a Certificate of Existence of the Trust issued by the Secretary of State on October 31, 1996, (d) the Prospectus(s) of the Trust dated June 2, 1995 (and supplement), July 19, 1995 and January 29, 1996 (and supplements thereto dated April 17, 1996 and August 1, 1996) and Statement(s) of Additional Information of the Trust dated June 2, 1995, January 29, 1996 and April 17, 1996 (collectively referred to as the "Prospectus and Statement of Additional Information"), and (e) all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed without investigation or verification of any king (i) the genuineness of the signatures on original documents submitted to us, the conformity to executed documents of all unexecuted copies submitted to us and the conformity to the original of all copies submitted to us as conformed or copied documents and (ii) that the issuance of the Shares pursuant to the Prospectus and Statement of Additional Information, in effect as of the time of issuance of the Shares, complied in all respects with the Securities Act of 1933, as amended, the 1940 Act, and applicable securities laws of the State of Indiana and any other applicable State.

     Based upon the foregoing, we are of the opinion that the Shares of the Trust, to the extent issued in accordance with the Prospectus and Statement of Additional Information of the Trust, in effect as of the time of issuance of the Shares, were legally issued, fully paid and non-assessable under Indiana law.

     The opinion expressed in this letter speaks as to the documents, facts, and the law in existence as of the date hereof and at no time subsequent hereto. We express no opinion as to the effect of prior or subsequent activities of the parties to the Plan in or with respect to the State of Indiana, other than those described herein.

     The opinions expressed herein are matters of professional judgment and are not a guarantee of result. We are qualified to practice law only in the State of Indiana and do not express any opinion concerning any law other than the laws of the State of Indiana governing business trusts. No expansion of our opinions may be made by implication or otherwise. We express no opinions other than as herein expressly set forth. We do not undertake to advise you of any matter within the scope of this letter that comes to our attention after the date of this letter and disclaim any responsibility to advise you of any future changes in law or fact that may affect the opinions set forth herein.

     This letter is rendered to you in connection with the filing of the Form described above and may not be relied upon by you, or any other person, in any other context or for any other purpose. It may not be quoted in whole or in part nor may copies thereof be furnished or delivered to any person without the prior written consent of this Firm, except that we hereby consent that this letter be attached to the Form to be filed with the Securities and Exchange Commission.

                                       Very truly yours,

                                       ICE MILLER DONADIO & RYAN

                                       /S/ Ice Miller Donadio & Ryan